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                                                                   EXHIBIT 10.19

                              CRUNCH HOLDING CORP.

                            2004 STOCK PURCHASE PLAN

1. Purpose.

      Crunch Holding Corp., a Delaware corporation (the "Company"), by means of this 2004 Stock Purchase Plan (the "Plan"), desires to afford certain individuals and key employees of the Company and any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired (such parent and subsidiary corporations sometimes referred to herein as "Related Entities") who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any Related Entities. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). All defined terms not otherwise defined in Sections 2 through 16 of the Plan shall have the meanings set forth in Section 17 of the Plan.

2. Administration.

      (a) Committee. The Board of Directors of the Company (the "Board of Directors") shall administer the Plan with respect to all Eligible Holders (as hereinafter defined) or may delegate all or part of its duties under this Plan to any committee or sub-committee specially appointed by the Board of Directors (the "Committee") or to any officer or committee of officers of the Company, subject in each case to such conditions and limitations, as the Board of Directors may establish. The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors. Except for references in Sections 2(a), 2(b), and 2(c) hereof and unless the context otherwise requires, references herein to the "Committee" shall also refer to the Board of Directors as administrator of the Plan or to the appropriate delegate of the Committee or the Board of Directors.

      (b) Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee or to disband the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

      (c) Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until a new chairman is elected. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all

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meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations as it may deem advisable for the conduct of its business that are not inconsistent with the provisions of the Plan, the certificate of incorporation of the Company, the by-laws of the Company, Rule 16b-3 so long as it is applicable, and Section 162(m) so long as it is applicable.

      (d) Authority of Committee. Subject to the authority of the Board of Directors to set conditions and limitations, the Committee shall interpret and construe the Plan and all rights to purchase Securities ("Rights to Purchase") granted under the Plan, shall make, such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and limitations on the number of shares subject to a participant's Rights to Purchase under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Rights to Purchase granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any Rights to Purchase into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties.

      (e) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board of Directors, as the case may be, may obtain, rely upon the advice of, and pay all reasonable expenses related to obtaining, experts, including employees of and professional advisors to the Company or any Related Entity.

      (f) Delegation. The Committee or the Board of Directors, as the case may be, may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Related Entity. Additionally, the Board of Directors or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive Rights to Purchase and (b) to determine the number of shares subject to the Rights to Purchase to be received by them, pursuant to a resolution that specifies the total number of shares that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Rights to Purchase.

      (g) Exculpation. No director, manager, member, officer, stockholder or agent of the Company or a Related Entity will be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

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3. Shares Available; Purchase Price.

      (a) The maximum aggregate number of shares of common stock, $0.01 par value, of the Company ("Common Stock") which may be sold pursuant to Rights to Purchase granted under Plan shall be 14,500,000 shares (subject to equitable adjustment in the event of any reclassification, recapitalization, combination, stock split, reverse stock split or other similar event). Shares of Common Stock purchased under the Plan (the "Securities") may be (i) authorized and unissued shares of Common Stock, (ii) issued shares of Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company, in each situation as the Board of Directors or the Committee may determine from time to time. Any shares which are not subject to outstanding Rights to Purchase upon the termination of the Plan shall cease to be subject to the Plan.

      (b) The purchase price for each Security (the "Purchase Price") will be the fair market value (as determined in good faith by the Committee or the Board of Directors) per share on the date of determination.

4. Eligibility and Bases of Participation.

      Rights to Purchase may be granted from time to time to any Eligible Holder in accordance with the Plan. The adoption of the Plan shall not be deemed to give any Person a right to be granted any such Rights to Purchase.

5. Offer of Rights to Purchase. The Company shall offer such Rights to Purchase in such number and manner as may be determined by the Committee, under the Plan to the Eligible Holders by means of a written offer (the "Offer"). Each Offer shall specify (a) the number of Securities that may purchased thereunder, (b) the purchase price per share thereunder, (c) the time frame by which such Offer must be accepted, (d) the manner in which such Offer may be accepted, including the form of all required subscription agreements and other documents, (e) the manner and terms by which the underlying purchase price may be paid, (f) the terms and conditions of any required suitability requirements that must be fulfilled by the Eligible Holders in order for the Offer to be accepted, (g) any waiver by the Company of any one or more of the restrictions and limitations set forth in Sections 6, 7 or 8 of the Plan to the Securities that may be purchased under such Offer and (h) such other provisions as the Committee may determine. Notwithstanding the foregoing, all Rights to Purchase granted to an Eligible Holder shall terminate automatically and no Securities shall be purchasable with respect to such Rights to Purchase upon such Eligible Holder's termination of employment or if a Sale of the Company is proposed to be effected, unless otherwise provided by the Committee.

6. Purchase Option and Call Option. Unless the Committee so determines and the terms of an Offer for the underlying Right to Purchase expressly provide otherwise, all Securities purchased by an Eligible Holder pursuant to a Right to Purchase shall be subject to the following:

      (a)   Termination of Employment or Services.

            (i) Purchase Option. If any Eligible Holder's employment, services agreement (whether written or oral) or directorship with the Company or a

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                  Related Entity terminates for any reason at any time, the
                  Company (and/or its designees) shall have the right (but not the obligation) to purchase in one or more transactions (the "Purchase Option"), and the Grantor shall be obligated to sell to the Company (and/or its designees), all or any portion (at the Company's option) of the Securities previously purchased by such Eligible Holder under this Plan (such Securities being referred to herein as the "Purchasable Shares"). Notwithstanding the foregoing, repurchases of Purchasable Shares pursuant to the Purchase Option may only be consummated with respect to Purchasable Shares owned by an Eligible Holder for at least six months after the date such Purchasable Shares were purchased by such Eligible Holder under this Plan. For purposes of this Plan, if a Related Entity ceases to be a Subsidiary, a termination of employment or service will be deemed to have occurred with respect to each Eligible Holder in respect of such Subsidiary who does not continue as an Eligible Holder in respect of another entity within the Company or Related Entity.

            (ii) Purchase Option Notice. The Company (or, if applicable, its designee) shall give notice in writing to the Grantor of the exercise of the Purchase Option within 120 days from the date of the termination of the Eligible Holder's employment or service (the "Purchase Option Notice"). The Purchase Option Notice shall state the number of Purchasable Shares to be purchased and the purchase price to be paid for the Purchasable Shares as determined in accordance with Section 6(a)(iii) below. If no Purchase Option Notice is provided by the Company (or, if applicable, its designee) within the 120-day period specified above, the Purchase Option shall terminate.

            (iii) Purchase Option Price. The purchase price to be paid for the
                  Purchasable Shares purchased pursuant to the Purchase Option shall be either (A) in the case of (i) a termination due to the Eligible Holder's voluntary resignation for any reason following the fifteenth (15th) anniversary of the date such Purchasable Shares were purchased or (ii) a termination at any time due to the Eligible Holder's death or Disability or without Cause, an amount equal to (x) the Fair Market Value per share of the Common Stock as of the date of the Purchase Option Notice multiplied by (y) the number of Purchasable Shares being purchased, or (B) in the case of a termination of, (I) by the Company or a Related Entity for Cause at any time or (II) due to the Eligible Holder's voluntary resignation on or prior to the fifteenth (15th) anniversary of the date such Purchasable Shares were purchased, an amount equal to original purchase price paid by such Eligible Holder for the Purchasable Shares being purchased.

            (iv) Payment of the Purchase Option Price; Closing. The purchase price shall be paid by the Company (or, if applicable, its designee) in cash (by wire transfer of immediately available funds or by check). The closing of such purchase shall be on a date to be specified by the Company, such date to

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                  be no later than 30 days after the date of the Purchase Option
                  Notice. At such closing, the Grantor shall deliver to the Company, free and clear of all Liens, the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by the Company (or, if applicable, its designee). The Company and the Grantor will promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated by this Section 6(a). No adjustments shall be made to the purchase price for fluctuations in the Fair Market Value of the Purchasable Shares after the date of the Purchase Option Notice.

            (v) Assignment. Notwithstanding anything to the contrary, upon determination by the Board of Directors, the Company may assign any or all of its rights under this Section 6(a) to one or more stockholders of the Company.

      (b)   Sale of the Company.

            (i) Call Option. If a Sale of the Company is proposed to be effected, the Company (and/or its designees) shall have the right (but not the obligation) to purchase (the "Call Option"), and the Grantor shall be obligated to sell to the Company (and/or its designees), all or any portion of the Securities previously purchased by such Grantor; provided, however, that repurchases of Securities pursuant to the Call Option may only be consummated with respect to Securities owned by an Eligible Holder for at least six months after the date such Securities were purchased by such Eligible Holder under this Plan.

            (ii) Call Option Notice. The Company (or, if applicable, its designee) shall give notice in writing to the Grantor of the exercise of the Call Option at least 10 days prior to the proposed date of consummation of the Sale of the Company (the "Call Option Notice"). The Call Option Notice shall state the number of Securities to be purchased and the estimated Call Option Price.

            (iii) Call Option Price. The purchase price to be paid for the
                  Securities purchased pursuant to the exercise of the Call Option (the "Call Option Price") shall be an amount of consideration equal to the product of (x) the fair market value per share as determined by the Board of Directors based on the consideration received in the Sale of the Company (with consideration given to the structure and terms and conditions of the transaction, including any escrows and/or indemnities), and (y) the number of Securities which are being purchased.

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            (iv)  Payment of the Call Option Price; Closing. At least five (5)
                  business days prior to the scheduled closing date for the Sale of the Company, the Grantor shall deliver to the Company, free and clear of all Liens, the certificates or instruments evidencing the Securities being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery. Within five (5) business days after the consummation of the Sale of the Company, the Call Option Price (net of the Holdback Amount, if any, and any portion of the original purchase price for such Securities that has not been paid to the Company) shall be paid by the Company (or, if applicable, its designee) to the Grantor for the Securities; provided, that with respect to such Securities, the Holdback Amount, if any, shall be paid to the Grantor in accordance with the terms and conditions of the Transaction Documents. The Company and the Grantor will promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated by this Section 6(b).

            (v) Termination of Call Right. The Company's Call Option shall terminate to the extent that it is not exercised prior to the date of any public offering of the Company's shares of Common Stock.

7. Limitations on Transfer. Unless the terms of an Offer for the underlying Right to Purchase expressly provide otherwise, all Securities purchased by an Eligible Holder pursuant to Rights to Purchase shall be subject to the following:

      (a) Compliance with Securities Laws. No Eligible Holder shall sell, pledge or otherwise transfer Securities or any interest in such Securities except in accordance with the express terms of this Plan. Any attempted transfer in violation of this Section 7 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Eligible Holder shall make any disposition of all or any portion of Securities acquired or to be acquired pursuant to Rights to Purchase, except in compliance with all applicable federal and state securities laws and unless and until:

            (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (ii) such disposition is made in accordance with Rule 144 under the Securities Act; or

            (iii) such Eligible Holder notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company's counsel,

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                  that such disposition will not require registration under the
                  Securities Act and will be in compliance with all applicable state securities laws.

            Notwithstanding anything else herein to the contrary, the Company or a Related Entity has no obligation to register the Securities or file any registration statement under either federal or state securities laws, nor does the Company or a Related Entity make any representation concerning the likelihood of a public offering of the Securities or any other securities of the Company.

      (b) Restrictions on Transfer. Other than in connection with a Permitted Transfer, the Securities shall not be Transferred or otherwise conveyed, assigned or hypothecated. All Permitted Transfers require satisfaction of the conditions specified in clauses (a) through (d) of this Section 7. Any purported Transfer in violation of this Section 7 shall be void ab initio and of no force or effect.

      (c) Restrictive Legends.

            (i) Securities Act Legend. Except as otherwise provided in Section 7(f) hereof, each Security held by an Eligible Holder, and each Security issued to any subsequent transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

            (ii) Section 6 Legends. To assure the enforceability of the Company's rights under Section 6, each certificate or instrument representing Securities shall bear a conspicuous legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL RIGHT TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 2004 STOCK PURCHASE PLAN. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

            (iii) Other Legends. Except as otherwise permitted by the last sentence of Section 7(b), each Security issued to each Eligible Holder or to a subsequent transferee shall include a legend in substantially the following form:

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THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND
CONDITIONS SET FORTH IN THE COMPANY'S 2004 STOCK PURCHASE PLAN. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

      (d) Notice of Proposed Transfers. Prior to any Permitted Transfer of any Security, the Eligible Holder of such Security shall (i) except in the case of death, give at least 30 days' prior written notice (a "Transfer Notice") to the Company of such Eligible Holder's intention to effect such Permitted Transfer, describing the manner and circumstances of the proposed Permitted Transfer, and
(ii) if required by the Company, provide to the Company an opinion reasonably satisfactory to the Company from counsel who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Permitted Transfer of such Security may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion or other material (if required), the Company shall, within ten (10) days thereof, so notify the Eligible Holder of such Security and, subject Section 8 hereof, such Eligible Holder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice. Each Security issued upon such Permitted Transfer shall bear the restrictive legend set forth in Section 7(c)(i), unless in the reasonable judgment of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Eligible Holder of the Security giving the Transfer Notice shall not be entitled to Transfer such Security until receipt of the notice from the Company under this Section 7(d).

      (e) Termination of Certain Restrictions. Notwithstanding the foregoing provisions of this Section 7, the restrictions imposed by Section 7(c)(i) upon the transferability of the Securities and the legend requirements of Section 7(c)(i) shall terminate as to any Security (i) when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or disposed of pursuant to the provisions of Rule 144 thereof or (ii) when the Company shall have received an opinion of counsel (or such other evidence) reasonably satisfactory to it that such Security may be transferred without registration thereof under the Securities Act and that such legend may be removed.

      (f) Lock-Up Agreement. Neither the Eligible Holder (nor any permitted transferee) may Transfer any of its Securities during the period commencing as of fourteen (14) days prior to and ending one (1) year, or such lesser period of time as the relevant underwriters and the Board of Directors may agree (it being intended that the length of such period reflect market practice at the time the length of such period is determined), after the effective date of a registration statement covering any public offering of the Company's securities of which the Eligible Holder has notice. The Eligible Holder shall agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the Transfer of the Securities beneficially owned by the Eligible Holder and shall conform the limitations hereunder with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this Section 7(f) shall not be construed so as to prohibit the Eligible Holder from participating in a registration or a public offering of the Common Stock with respect to any Shares which he or she may hold at that time; provided, however, that such participation shall be at the sole discretion of the Board of Directors.

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8. Drag-Along Rights.

      (a) Applicability. In connection with any Transfer to any non-Affiliate by CEH (the "Selling Stockholder") of the Shares representing more than 50% of the Fully-Diluted Common Stock then held by CEH (a "Significant Sale"), the Selling Stockholder shall provide written notice to each Eligible Holder (each, a "Co-Seller") in accordance with Section 8(c). Each Co-Seller shall consent to (if such consent is required) and raise no objections against the Significant Sale, and if the Significant Sale is structured as (i) a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, each Co-Seller shall agree to, and hereby agrees to, waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of Securities, each Co-Seller shall agree to, and hereby agrees to, sell a pro rata percentage (equal to the percentage of Securities proposed to be sold by the Selling Stockholder relative to the aggregate number of Securities held by such holders) their Securities on the terms and conditions approved by the Selling Stockholder and in each such instance shall agree to, and hereby agrees to, waive any claims any Co-Seller may have against the Board of Directors and the constituents of the Selling Stockholder in connection with the Significant Sale. The Co-Sellers shall take all necessary and desirable actions in connection with the consummation of the Significant Sale, including obtaining the consent of the Board of Directors, if necessary, to the Significant Sale and the execution of such agreements and such instruments and other actions reasonably necessary to provide customary representations, warranties, indemnities, and escrow arrangements relating to such Significant Sale.

      (b) The obligations of the Co-Sellers pursuant to this Section 8(a) are also subject to the satisfaction of the following conditions:

            (i) if any holders of a class are given an option as to the form and amount of consideration to be received, all holders of such class shall be given the same option;

            (ii) neither the Selling Stockholder nor the Co-Sellers shall be obligated to (A) make any out-of-pocket expenditure prior to the consummation of the Significant Sale (excluding modest expenditures for postage, copies, etc.) and (B) pay any portion (or shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Significant Sale, to the extent such costs are incurred for the benefit of all holders of Securities and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a holder of Securities for its sole benefit will not be considered costs of the transaction hereunder), provided, that a Co-Seller's liability for such expenses shall not exceed the total consideration received by such Co-Seller for its Securities; and

            (iii) neither the Selling Stockholder nor the Co-Sellers shall be required to provide any representations, warranties or indemnities in connection with the Significant Sale, other than those contemplated by Section 8(a) and

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                  those representations, warranties and indemnities concerning each seller's valid ownership of Shares, free and clear of all liens, claims and other encumbrances (other than those arising under applicable securities laws and those attributable to actions by the purchasers thereof), and each seller's authority, power, and right to enter into and consummate such purchase, merger, exchange or other agreement without violating any other agreement. Any indemnity required to be provided by the Selling Stockholder and each Co-Seller shall be several and not joint.

      (c) Notice of Significant Sale. The Selling Stockholder shall give each Co-Seller at least 10 days' prior written notice of any Significant Sale as to which the Selling Stockholder intends to exercise its rights under this Section
8. If the Selling Stockholder elects to exercise its rights under this Section 8, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Selling Stockholder in connection with consummating the Significant Sale (including, without limitation, the voting of any Securities to approve such Significant Sale). At the closing of such Significant Sale, each Co-Seller shall deliver certificates for all Securities to be sold by such Co-Seller, duly endorsed for transfer to the purchaser against payment of the appropriate purchase price.

9. Co-Sale Rights. If CEH receives an offer (the "Offer") to Transfer more than 50% of the Fully Diluted Common Stock then held by CEH to any Person other than an Affiliate (the "Co-Sale Offeror") and CEH does not exercise its rights pursuant to Section 8 hereof, the parties hereto shall comply with the following procedures:

      (a) CEH shall, at least ten (10) Business Days before such Transfer, deliver a written notice (the "Co-Sale Notice") to each Eligible Holder that sets forth (A) the number of shares of Common Stock to which the Offer relates,
(B) the name of the proposed Co-Sale Offeror, (C) the proposed amount and type of consideration (including if the consideration consists in whole or in part of non-cash consideration such information available to CEH as may be reasonably necessary for the Eligible Holder to properly analyze the economic value and investment risk of such non-cash consideration) and, (D) the terms and conditions of payment that the Co-Sale Offeror intends to accept.

      (b) CEH shall not Transfer any Common Stock to the Co-Sale Offeror unless each of the Eligible Holders is offered the opportunity to Transfer simultaneously a number of shares of Common Stock equal to its Pro Rata Amount to which the offer to CEH relates and on the same terms and conditions (including price).

      (c) Within ten (10) days after delivery of the Co-Sale Notice each Eligible Holder may elect to participate in the proposed Transfer by delivering to CEH a notice (the "Tag-Along Notice") specifying the type and number of shares of Common Stock (up to his or her Pro Rata Amount, as determined in accordance with Section 9(b) above with respect to which such Eligible Holder shall exercise his, her or its rights under Section 9 and the number of shares of Common Stock to be Transferred to the Co-Sale Offeror by CEH shall be reduced accordingly.

      (d) Any shares of Common Stock requested to be included in any Tag-Along Notice shall be Transferred at the same time and on the same terms and conditions (including price). If

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such Transfer is not made within 60 days from delivery of the Co-Sale Notice, the provisions of this Section 9 shall again become effective with respect to the proposed Transfer.

10. Other Incentive Plans.

      The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

11. Effect on Employment.

      Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Eligible Holder except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on
(a) the Company or any Related Entity to continue the employment of any Eligible Holder that is an employee of the Company or any Related Entity, and (b) any Eligible Holder that is an employee of the Company or any Related Entity to remain in the employ of the Company or any Related Entity.

12. Amendment or Termination of the Plan.

      The Board of Directors in its discretion may terminate the Plan at any time. The Board of Directors and the Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company or the holders of Rights to Purchase or Securities; provided, that the Board of Directors and the Committee may not change the class of individuals eligible to receive Rights to Purchase under the Plan.

13. Effective Date.

      The Plan is effective as of March 19, 2004.

14. Confidential Information.

      Any information relating to the Company obtained by Eligible Holders in connection with or as a result of this Plan or their Securities shall be treated as confidential.

15. Notices.

      Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

      If to the Company:

                   Crunch Holding Corp.
                   c/o Pinnacle Foods Group Inc.
                   One Old Bloomfield Road

                   Mountain Lakes, New Jersey 07046
                   Attention: General Counsel

      with a copy to:

                  O'Melveny & Myers LLP
                  7 Times Square
                  New York, New York 10036
                  Attention:  Gregory A. Gilbert, Esq.

      If to an Eligible Holder:

                  to the last address maintained by the Company in its books and records for such Eligible Holder.

      Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed, when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

16. Charter Documents.

      The certificate of incorporation and by-laws of the Company, as either of them may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Shares (including additional restrictions and limitations on the voting or transfer of Shares) or priorities, rights and preferences as to securities and interests prior in rights to the Shares. To the extent that these restrictions and limitations are greater than those set forth in this Plan or the applicable subscription agreement, such restrictions and limitations shall apply to any Shares acquired pursuant to this Plan and are incorporated herein by this reference.

17. Definitions.

      In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

      (a) "Accredited Investor" means an "Accredited Investor," as defined in Regulation D of the Securities Act, or any successor rule then in effect.

      (b) "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with the Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      (c) "Board of Directors" has the meaning set forth in Section 2 hereof.

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

      (d) "Call Option" has the meaning set forth in Section 6(b)(i).

      (e) "Call Option Notice" has the meaning set forth in Section 6(b)(ii).

      (f) "Call Option Price" has the meaning set forth in Section 6(b)(iii).

      (g) "Cause", with respect to any employee of the Company, means (unless another definition is provided for in an employment agreement between a Related Entity and the Eligible Holder) termination by action of the Board of Directors because of: (A) the Eligible Holder's conviction of, or plea of nolo contendere to, a felony or a crime involving financial misconduct or moral turpitude; (B) the Eligible Holder's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit, in each case which adversely impacts or reflects badly on the Company or Related Entity, as determined by the Board of Directors; (C) the Eligible Holder's commission of material mismanagement or misconduct in the performance of his duties as assigned to him by the Board of Directors or the Eligible Holder's supervising officer or officers of the Company or any Related Entity; (D) the Eligible Holder's willful failure to execute or comply with the material policies of the Company or any Related Entity or his stated duties as established by the Board of Directors or the Eligible Holder's supervising officer or officers of the Company or any Related Entity, or the Eligible Holder's intentional failure to perform the Eligible Holder's stated duties; or
(E) with respect to a person who qualifies under subsection (b) of the definition of Eligible Person, the person's willfully making any material misrepresentation or willfully omitting to disclose any material fact to the Board of Directors or the board of a Related Entity with respect to the business of the Company or Related Entity.

      A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company or Subsidiary first delivers written notice to the Eligible Holder of a finding of termination for Cause.

      (h) "CEH" means Crunch Equity Holding, LLC, a Delaware limited liability company.

      (i) "Code" has the meaning set forth in Section 1 hereof.

      (j) "Committee" has the meaning set forth in Section 2 hereof.

      (k) "Common Stock" has the meaning set forth in Section 3 hereof.

      (l) "Common Stock Equivalents" means the Common Stock and any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether such securities are convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event and whether or not such securities are "in the money" at the time of determination.

      (m) "Company" has the meaning set forth in Section 1 hereof.

      (n) "Co-Seller" has the meaning set forth in Section 8(a).

      (o) "Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and, such other disabilities, infirmities, afflictions, or conditions as the Committee may include

      (p) "Eligible Holder" means (a) any employee of the Company or any Related Entity, including officers and directors of the Company or any Related Entity who are also employees of the Company or any Related Entity, who is regularly employed on a salaried basis and who is so employed on the date of such grant, whom the Committee identifies as having a direct and significant effect on the performance of the Company or any Related Entity and (b) any director of the Company or any Related Entity who is not regularly employed on a salaried basis with the Company or any Related Entity, in each case as selected by the Committee.

      (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      (r) "Fair Market Value" means, as it relates to Securities, the average of the high and low prices of the closing price of such Securities as reported on the principal national securities exchange on which the shares of Securities are then listed or the Nasdaq National Market System, as applicable, on the date specified herein for such a determination, or if there were no sales on such date, on the next succeeding day or immediately preceding day on which there were sales, or if such Securities is not listed on a national securities exchange or the Nasdaq National Market System, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Securities could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by an applicable law or agreement) at the date of the event giving rise to the need for a determination. Except as may be otherwise expressly provided in a particular Offer, Fair Market Value shall be determined in good faith by the Board of Directors or the Committee and such determination shall be binding on the Company and each Eligible Holder receiving Rights to Purchase hereunder.

      (s) "Fully-Diluted Common Stock" means, at any time, all then outstanding Common Stock Equivalents.

      (t) "Grantor" means, collectively, (i) the Eligible Holder, (ii) the Eligible Holder's executor or the administrator of the Eligible Holder's estate or the Person who acquired the Securities by bequest or inheritance, in the event of the Eligible Holder's death, or the Eligible Holder's legal representative in the event of the Eligible Holder's incapacity, or (iii) the Person who acquired the Eligible Holder's Securities pursuant to a Permitted Transfer.

      (u) "Holdback Amount" means the portion of the consideration received by the Company and/or the stockholders in connection with a Sale of the Company that is required to be retained by the terms of the Transaction Documents, including, without limitation, amounts retained for purchase price adjustments and indemnification obligations.

      (v) "Immediate Family" means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as a child of his or her adoptive parent or parents (but only if) he or she was adopted before he or she reached 21 years of age.

      (w) The terms "include," "included" or "including" when used herein shall mean "including, but not limited to".

      (x) "Lien" means any of the following mortgage; lien (statutory or other); other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation) right of way, and the like); conditional sale, title retention, voting agreement or other similar agreement, arrangement, device or restriction, preemptive or similar right; the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

      (y) "Offer" has the meaning set forth in Section 5 hereof.

      (z) "Permitted Transfer" means any Transfer (a) with respect to an Eligible Holder who is an individual, by gift to a member of the Immediate Family of the Eligible Holder or a trust (or estate planning entity) whose sole beneficiaries (or owners, as the case may be) are the Eligible Holder and/or members of the Immediate Family of the Eligible Holder; (b) with respect to an Eligible Holder that is a trust, to any beneficiary of the trust or any member of the Immediate Family of a beneficiary of the trust; (c) pursuant to a pledge to secure indebtedness provided that the pledgee agrees in writing that the Securities subject to such Transfer shall be subject to the terms hereof; (d) upon the death of an Eligible Holder to such Eligible Holder's executors, administrators, testamentary trustees, legatees or beneficiaries; (e) by an Eligible Holder pursuant to the provisions of Sections 6, 8 or 9; (f) pursuant to a merger, consolidation, share exchange, scheme of arrangement or other similar transaction by the Company or pursuant to an agreement to which the Company is a party; and (g) by an Eligible Holder pursuant to a public offering registered under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act; provided, that, in each case of (a) through (d), the proposed transferee (x) shall execute and deliver to the Company a written agreement pursuant to which such transferee agrees to be bound by the terms of the Plan and (y) except in the case of clause (a), (b) or (d) above, certifies to the reasonable satisfaction of the Company that such transferee is an Accredited Investor.

      (aa) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

      (bb) "Plan" has the meaning set forth in Section 1 hereof.

      (cc) "Pro Rata Amount" means, with respect to any Eligible Holder, the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder by

(ii) the aggregate number of shares of Common Stock held by all stockholders of the Corporation, assuming in each of the preceding clauses (i) and (ii), the conversion or exchange of all securities of the Corporation by their terms convertible into or exchangeable for Common Stock and the exercise of all vested and "in the money" options to purchase or rights to subscribe for Common Stock (including warrants) or such convertible or exchangeable securities.

      (dd) "Purchasable Shares" has the meaning set forth in Section 6(a)(i) hereof.

      (ee) "Purchase Option" has the meaning set forth in Section 6(a)(i) hereof.

      (ff) "Purchase Option Notice" has the meaning set forth in Section 6(a)(ii) hereof.

      (gg) "Related Entities" has the meaning set forth in Section 1 hereof.

      (hh) "Rights to Purchase" has the meaning set forth in Section 2(d) hereof.

      (ii) "Rule 16b-3" means Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Exchange Act.

      (jj) "Sale of the Company" means (i) the sale or transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's or a Sale Entity' assets (on a consolidated basis), to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of a significant division or product line of the Company or any of the Sale Entity (whether by asset sale, merger, spin-off or other means), to a Person or a group of Persons acting in concert, (iii) the sale or transfer (in one transaction or a series of related transactions) of a majority of the outstanding equity interests in the Company or any of the Sale Entity, to a Person or a group of Persons acting in concert, or (iv) the merger or consolidation of the Company or any of the Sale Entities with or into another Person that is not an Affiliate of the Company or any of the Sale Entities, in each case in clauses (i), (ii), (iii) and (iv) above, under circumstances in which the holders of a majority in voting power of the outstanding equity interests of the Company or any of the Sale Entities, as applicable, immediately prior to such transaction, own less than a majority in voting power of the outstanding equity interests of the Company or any of the Sale Entities, as applicable, or the surviving or resulting corporation, entity or acquirer, as the case may be, immediately following such transaction.

      (kk) "Sale Entities" means (i) the Company, CEH, Pinnacle Foods Group Inc. or Pinnacle Foods Corporation, or (ii) any successor in interest thereof.

      (ll) "Section 162(m)" means Section 162(m) of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

      (mm) "Securities" has the meaning set forth in Section 3 hereof.

      (nn) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      (oo) "Selling Stockholder" has the meaning set forth in Section 8(a).

      (pp) "Shares" means shares of Common Stock and Common Stock Equivalents.

      (qq) "Significant Sale" has the meaning set forth in Section 8(a).

      (rr) "Subsidiary", of any Person, means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interest with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

      (ss) "Transaction Documents" means the definitive documentation entered into in connection with a Sale of the Company.

      (tt) "Transfer" means any direct or indirect sale, transfer, pledge, hypothecation, assignment, gift, conveyance or other disposition of any security or any interest therein.

      (uu) "Transfer Notice" has the meaning set forth in Section 7(c) hereof.